Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in in the Registration Statements on Form S-3 (333-227800), S-8 (No. 333-193134), S-8 (No. 333-256207), and Form S-8 (No. 333-258858) of Quest Resource Holding Corporation of our report dated April 27, 2021, except for the restatement described in Note 15 as to which the date is February 22, 2022, relating to the consolidated financial statements of Rome Holdings, LLC and Subsidiary, appearing in this Current Report on Form 8-K/A.

Blue Bell, Pennsylvania

February 22, 2022